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                                                                    EXHIBIT 99.2

                              CAUTIONARY STATEMENTS

Certain information in this Form 8-K may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents Brightpoint files, from time to time, with the Securities and Exchange Commission; specifically, Brightpoint's most recent Form 10-Q and Form 10-K and Exhibits 99, thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, the ability of Persequor to repay the subordinated promissory notes in full on their maturity dates; the ability of the Company to receive repayment of the promissory notes or the contingent consideration described above, if any; the tax implications on repatriation of the released funds to the United States; business conditions in the Middle East and Africa markets, including currency, economic and political risks of operating in the Middle East and Africa markets and financial risk management. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this Form 8-K.